Exhibit 99.1

Oclaro Announces Definitive Agreement with Venture

Oclaro Shenzhen, China, Final Assembly and Test Operations to Transition to Venture Malaysia Over

Three Years

San Jose, Calif., – March 21, 2012 – Oclaro, Inc. (Nasdaq: OCLR), a tier-one provider and innovator of optical communications and laser solutions, and Venture Corporation Limited (SGX: VENM.SI), a leading global provider of technology services, products and solutions, today announced they have signed and closed a definitive agreement to transfer Oclaro’s Shenzhen, China, final assembly and test operations to Venture’s Malaysia facility in a phased and gradual transfer of products over the next three years.

During the three-year transition period and in order to continue to provide superior quality and delivery performance to its customers, Oclaro will retain control of the manufacturing facility in Shenzhen, and employees will remain employed by Oclaro. Several of Venture’s operational personnel will relocate to Shenzhen to provide support to Oclaro, oversee the transfer, and ensure that products transitioned to Venture’s Malaysia facility are fully qualified by customers before the products are phased out of the Shenzhen facility.

Over the transition period, this outsourcing activity is expected to free up in excess of $35 million net of transition and employee retention costs. The two companies have also signed a five-year supply agreement.

“Today’s announcement is a significant milestone in Oclaro’s strategy to adopt an outsourced back-end manufacturing model, focus on our core competencies and position the company to scale,” said Alain Couder, chairman and CEO of Oclaro. “A key factor in choosing our contract manufacturing partner was to ensure we would be able to control and manage a smooth transition for our customers. Our agreement with Venture is expected to provide this seamless transition, while strengthening our balance sheet, and providing a financing source to fuel continued innovation. Complementing our existing outsourced manufacturing relationship with Fabrinet, this move further simplifies our manufacturing model, enabling us to create a world-class supply chain management capability, and will offer our customers greater responsiveness and flexibility.”

Venture is a strategic partner for successful global companies, providing a fully integrated range of original design manufacturing, electronics manufacturing services and e-fulfilment services. Venture has been engaged in the manufacture of optic products since 1992 and is a preferred partner to global leaders in the industry for data, telecommunications and adjacent applications. Venture’s expertise covers low-level through final system assembly across a range of enabling technologies, including fixed and tunable wavelength devices, transceivers and transponders. With complementary engineering capabilities, operational synergy, real-time infrastructure interfaces and faster time-to-market, Venture has built a strong reputation for effectively managing the value chain for leading electronics companies.

“Venture is pleased to enter into this new business partnership with Oclaro, and we look forward to extending the benefits of our best-in-class design and manufacturing capabilities to Oclaro,” said Wong Ngit Liong, Chairman and CEO of Venture Corporation Limited. “We will aim to deliver a seamless product transition. We see great opportunity to share our expertise with the Oclaro product development team to drive product quality and supply chain efficiency, as well as enhance our Center of Excellence for optical communications.”

Manufacturing employees of the Shenzhen facility will continue to be employed by Oclaro during the transition period. Beyond the transition period, Oclaro intends to maintain a long-term customer support, new product introduction, and research and development presence close to customers and the significant talent pool in Shenzhen.

Oclaro is currently marketing its Shenzhen building with plans to sell the building to a third party and lease back the facility. Any potential proceeds from the sale of the building would be incremental to the net cash proceeds of the Venture agreement.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider and innovator of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Italy, and in-house and contract manufacturing sites in Thailand and China, with design, sales and service organizations in each of the major regions around the world. For more information, visit http://www.oclaro.com.

About Venture Venture (SGX: VENM.SI) is a leading global provider of technology services, products and solutions with established capabilities spanning marketing research, design and development, product and process engineering, design for manufacturability, supply chain management, as well as product refurbishment and technical support across a range of high-mix, high-value and complex products. It has intellectual property, knowledge and domain expertise in printing and imaging; advanced storage systems and devices; handheld interactive scanning and computing products; RF communications and network; test and measurement equipment; medical devices; retail store solution suite of products and industrial products and installations.

Headquartered in Singapore, Venture comprises about 40 companies with global clusters of excellence in South-east Asia, North Asia, America and Europe and employs more than 12,000 people worldwide. In its pursuit to create unparalleled enterprise excellence across design and engineering, manufacturing and distribution, Venture has forged numerous meaningful partnerships and alliances. As it assumes a key role in the enterprise chain, Venture will continue to tap the knowledge and best-in-class capabilities of global enterprises for breakthrough innovations.

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Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Oclaro’s Safe Harbor Statement

This press release, including the statements made by management, contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) the expected amount and timing of receipt of the proceeds from Oclaro’s transaction with Venture, (ii) Oclaro’s ability to effectively transfer Oclaro’s Shenzhen, China, final assembly and test operations to Venture’s Malaysia facility, (iii) the impact of the Venture transaction on Oclaro’s customers and (iv) Oclaro’s plans to market and sell its Shenzhen facility to a third party and lease back the facility. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection the any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the impact to Oclaro’s operations and financial condition attributable to the flooding in Thailand, (ii) Oclaro’s inability to obtain the benefits that we expect from the Venture transaction or that the transaction will result in Oclaro receiving in excess of $35 million of cash during the transition period, (iii) Oclaro’s ability to effectively transfer its test and assembly operations to Venture, (iv) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for Oclaro’s products, (v) Oclaro’s ability to maintain its gross margin, (vi) the effects of fluctuating product mix on Oclaro’s results, (vii) Oclaro’s ability to timely develop and commercialize new products, (viii) Oclaro’s ability to respond to evolving technologies and customer requirements, (ix) Oclaro’s dependence on a limited number of customers for a significant percentage of its revenues, (x) Oclaro’s ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xi) the future performance of Oclaro, Inc. following the closing of acquisitions, (xii) the potential inability to realize the expected benefits and synergies of acquisitions, (xiii) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, (xiv) the potential lack of availability of credit or opportunity for equity based financing, (xvi) the risks associated with Oclaro’s international operations, (xvi) the outcome of tax audits or similar proceedings, (xvii) the outcome of pending litigation against the company, and (xviii) other factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.

Contact Information:

Oclaro, Inc.

Jim Fanucchi

Summit IR Group Inc.

(408) 404-5400

ir@oclaro.com

Venture Corporation Limited

Chua Mun Yuen

Senior Manager, Corporate Communications

Tel : +65-6484 8136

E-mail : munyuen.chua@venture.com.sg

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